UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 4/22/2014

UMB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number : 0-4887

MO	43-0903811
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1010 Grand Blvd., Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On April 22, 2014, UMB Financial Corporation (the “Company”) issued a press release announcing the financial results for the Company for the quarter ending March 31, 2014. A copy of the press release is attached as Exhibit 99.1.

The information contained under Item 2.02 of this Current Report and in Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

Item 7.01	Regulation FD Disclosure

The information provided under Item 7.01 of this Current Report on Form 8-K is being furnished and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act of 1934, as amended or otherwise subject to the liabilities of that section.

The Company is furnishing a copy of materials that will be used in the presentation delivered by Company representatives at the Annual Meeting of Shareholders that will be held at 9:00 a.m. (CDT) in the Company’s auditorium. A copy of the materials is attached as Exhibit 99.2 and will be available on the Company’s website at www.umb.com. The materials are dated April 22, 2014, and the Company disclaims any obligation to correct or update any of the materials in the future.

The Company is furnishing a copy of materials that will be used in the Company’s shareholder conference call on April 23, 2014, at 8:30 a.m. (CDT). A copy of the materials is attached as Exhibit 99.3 and will be available on the Company’s website at www.umb.com. The materials are dated April 22, 2014, and the Company disclaims any obligation to correct or update any of the materials in the future.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release announcing 1st quarter financial results.

Exhibit 99.2	Presentation for Annual Meeting of Shareholders.

Exhibit 99.3	Presentation for Conference Call.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION

By:	/s/ Brian J. Walker
Brian J. Walker EVP, Chief Financial Officer and Chief Accounting Officer

Date: April 22, 2014